Exhibit 99.1
For Immediate Release

 For Further Information:
 David E. Bowe, President & CEO, Ascendant Solutions, Inc.
 (972) 250-0903

Ascendant Solutions, Inc. Announces Second Quarter 2007 Earnings
~ Momentum Continues as YTD Net Income Triples~

Dallas (August 13, 2007) – Ascendant Solutions, Inc. (ASDS:OB) today announced its second quarter 2007 earnings. Consolidated revenue for the quarter increased approximately 9.5% to $14,185,000, compared to consolidated revenue of $12,955,000 in the second quarter of 2006. Consolidated net income for the quarter increased approximately 174% to $134,000 compared to a loss of ($180,000) for the same period in 2006, resulting in net earnings per share (“EPS”) of $0.01 compared to the second quarter 2006 loss of ($0.01) per share. In addition, the Company’s second quarter EBITDA was approximately 48 times the EBITDA of the second quarter of last year, increasing to $432,000 from $9,000. (See tables below entitled Results of Continuing Operations and Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures below for a reconciliation of net income (loss) to EBITDA on a GAAP basis.)

For the six months ended June 30, 2007, the Company reported consolidated revenue of $28,842,000, an increase of approximately 8.5% over the $26,580,000 reported in the comparable period of 2006. Net income for the period was $652,000, or an EPS of $0.03, an increase of approximately 300% over the net loss of ($322,000), or ($0.01) per share, reported the first six months of 2006. EBITDA for the six months of 2007 increased approximately 411% to $1,344,000 from $263,000 reported in the comparable period of 2006.

David E. Bowe, President & CEO, commented, “One of Ascendant’s Solutions’ most important goals is to generate attractive returns by improving the operations of our portfolio companies. As demonstrated by these quarterly earnings, the initiatives we have put in place to increase revenue and improve margins are generating substantive results. This progress reflects our management team’s commitment to work toward further improvements in efficiency and profitability.”

Contributing to the Company’s results were the following factors:

•	an increase in the number of retail pharmacy prescriptions filled in the Company’s healthcare business;
•
improved operating margins in both the retail pharmacy and infusion care portions of the healthcare business due to improved purchasing, the sale of higher margin products and an improved mix of therapies;

•	an increase in commissions from tenant representative services, partially offset by fewer fees received from advisory transactions in the Company’s real estate advisory services; and
•	non-cash adjustments representing the Company’s share of the equity in losses of Fairways Frisco in its Corporate and Other portion of its business.

Key measures used by the Company’s management to evaluate business segment performance include revenue, cost of sales, gross profit, investment income and EBITDA. EBITDA is calculated as net income before deducting interest, taxes, depreciation and amortization. Although EBITDA is not a measure of actual cash flow because it does not consider changes in assets and liabilities that may impact cash balances, the Company believes it is a useful metric to evaluate operating performance and has therefore included such measures in the discussion of operating results.

          Ascendant Solutions, Inc. • 16250 Dallas Parkway • Suite 100 • Dallas, Texas 75248 • Telephone: (972) 250-0945

Healthcare Results:

The Company’s healthcare business includes its subsidiary, Dougherty’s Holdings, Inc. (“DHI”), an operator of a number of retail pharmacies and also includes Park InfusionCare, which operates infusion therapy centers. The healthcare business reported a 10.5% increase in second quarter 2007 revenue to $11,143,000, compared to $10,087,000 in the second quarter of 2006. The growth in revenue is primarily attributed to an increase in the number of retail pharmacy prescriptions filled and increases in the volume of infusion therapy drugs dispensed. Net income for the second quarter 2007 increased approximately 922% to $477,000 compared to a net loss in the second quarter of 2006 of ($58,000) a result of improvements at both the retail pharmacies and Park InfusionCare. EBITDA for the second quarter was $630,000 compared to an EBITDA loss of ($85,000) in the second quarter of 2006, an increase of 841%.

For the six-month period ending June 30, 2007, the healthcare business reported $21,915,000 in revenue, an increase of 9.3% over the $20,048,000 in revenue reported for the same period in 2006. Net income increased approximately 480% to $919,000 compared to a net loss of ($241,000) in 2006. EBITDA improved significantly to $1,258,000 compared to an EBITDA loss of ($108,000) for the comparable period in 2006.

Real Estate Advisory Services

The Company’s second quarter 2007 revenue from its real estate advisory services businesses increased approximate 6% to $3,042,000 from $2,868,000 in the comparable period of 2006, primarily as a result of an increase in commissions from tenant representative services, partially offset by fewer fees received from advisory transactions. Net income for the second quarter 2007 decreased approximately 33.7% to $193,000 from $291,000 in the second quarter 2006, primarily due to a decrease in other income. EBITDA decreased approximately 36% to $315,000 in the second quarter 2007 from $495,000 in the comparable period of 2006.

For the six-month period ending June 30, 2007, real estate advisory services revenues increased approximately 6% to $6,927,000 from $6,532,000 for the comparable period of 2006. Net income of $711,000 for the 2007 period remained essentially unchanged compared to the $713,000 reported in 2006. EBITDA decreased approximately 11% to $1,015,000 in 2007 as compared to $1,142,000 reported in 2006.

Corporate and Other

The Company incurred higher professional fees in the normal course of business during the three and six month periods ending June 30, 2007 when compared to the same periods in 2006. The Company’s results were also impacted by non-cash adjustments of $106,000 and $154,000 in the second quarters of 2007 and 2006 respectively, representing the Company’s share of the equity in losses of Fairways Frisco. For the six month periods ending June 30, 2007 and June 30, 2006, these non-cash adjustments were $203,000 and $284,000, respectively. The Company is under no obligation to fund the operating losses or debts of Fairways Frisco, however the failure to do so will result in a dilution of the Company’s interest.  On August 3, 2007, the Frisco Square Partnerships transferred a significant portion of their real estate interests and related liabilities to a new limited partnership in exchange for an interest in such entity.  As part of that transaction, a third-party financial partner contributed cash into such new partnership in exchange for its limited partnership interest in the new partnership owning the real estate interests and related liabilities previously owned by the Frisco Square Partnerships.

          Ascendant Solutions, Inc. • 16250 Dallas Parkway • Suite 100 • Dallas, Texas 75248 • Telephone: (972) 250-0945

Earnings Before Interest, Taxes, Depreciation and Amortization

	Three Months Ended
	June 30,	June 30,
	2007	2006	% Change
DHI
Retail Pharmacies	$803	$386	108.0%
Park InfusionCare	(14)	(236)	-94.1%
DHI Corporate Overhead	(159)	(235)	-32.3%
Total Healthcare	630	(85)	841.2%

CPOC and ASDS	315	475	-33.7%
Capital Markets	-	20	-100.0%
Total Real estate advisory services	315	495	-36.4%

Ampco Partners, Ltd.	33	33	0.0%
Fairways Frisco, L.P.	(106)	(154)	-31.2%
Overhead, net	(440)	(280)	57.1%
Total Corporate and other	(513)	(401)	-27.9%

Total EBITDA	$432	$9	4700.0%

	Six Months Ended
	June 30,	June 30,
	2007	2006	% Change
DHI
Retail Pharmacies	$1,540	$771	99.7%
Park InfusionCare	18	(398)	-104.5%
DHI Corporate Overhead	(300)	(481)	-37.6%
Total Healthcare	1,258	(108)	1264.8%

CPOC and ASDS	1,015	1,069	-5.1%
Capital Markets	-	73	-100.0%
Total Real estate advisory services	1,015	1,142	-11.1%

Ampco Partners, Ltd.	64	68	-5.9%
Fairways 03 New Jersey, LP	-	-	0.0%
Fairways Frisco, L.P.	(203)	(284)	-28.5%
Overhead, net	(790)	(555)	42.3%
Total Corporate and other	(929)	(771)	-20.5%

Total EBITDA	$1,344	$263	411.0%

          Ascendant Solutions, Inc. • 16250 Dallas Parkway • Suite 100 • Dallas, Texas 75248 • Telephone: (972) 250-0945

About Ascendant Solutions

Ascendant Solutions, Inc. ("Ascendant" or the “Company”) is a diversified financial services company that has invested in or acquired, or seeks to invest in or acquire, manufacturing, distribution or service companies. The Company also conducts various real estate activities, including performing real estate advisory services for corporate clients and, through an affiliate, purchasing real estate assets as a principal. Ascendant specializes in solving complex transactions where creative and quick solutions can add value to an enterprise.

"Safe Harbor" Statements under the Private Securities Litigation Reform Act of 1995
This news release includes certain forward-looking statements. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions, plans, projections, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. All forward-looking statements included in this news release are based on information available to the Company on the date hereof. Such statements speak only as of the date hereof. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include, but are not limited to, (a) the following general risks: our limited funds and risks of not obtaining additional funds, certain of our subsidiaries are highly leveraged, potential difficulties managing our subsidiaries, our dependence upon management and a small staff, certain subsidiaries accounting for a significant percentage of revenue, the potential for future leveraged acquisitions, and the difficulty in predicting operations; (b) the following risks to Dougherty’s Holdings, Inc.: potential problems that may arise in operating the Park InfusionCare business, extensive regulation of the pharmacy business, the competitive nature of the retail pharmacy industry, third-party payor attempts to reduce reimbursement rates, difficulty in collecting accounts receivable, dependence upon a single pharmaceutical products supplier, shortages in qualified employees, and liability risks inherent in the pharmaceutical industry; (c) the following risks to CRESA Partners of Orange County, L.P.: the size of our competitors, our concentration on the southern California real estate market, the inability to retain senior management and/or attract and retain qualified employees, (d) the following risks to our investments in real estate: our dependence on tenants for lease revenues, the risks inherent in real estate development activities, the ability of the Frisco Square Partnerships to obtain financing on acceptable terms, the general economic conditions of areas in which we focus our real estate development activities, and the illiquidity of real estate investment; and (e) the following other risks: a majority of our common stock is beneficially owned by our principal stockholders, officers and directors, relationships and transactions with related parties, our stock is not traded on NASDAQ or a national securities exchange, effect of penny stock regulations, and litigation.

Because such forward-looking statements are subject to risks, uncertainties and assumptions, you are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s view only as of the date the forward-looking statement is made. Our forward-looking statements are based on the current expectations of management, and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. The cautionary statements made in this report should be read as being applicable to all related forward-looking statements, wherever they appear in this report.

Use of Non-GAAP Financial Information
To supplement the Company’s consolidated financial information presented in accordance with generally accepted accounting principles (“GAAP”) in the press release, the Company uses the non-GAAP financial measure of EBITDA, defined as net income minus, interest, taxes, depreciation and amortization.

The Company’s management reviews these non-GAAP financial measures internally to evaluate the Company’s performance and manage the operations. Additionally, the Company believes that such information also provides investors a better understanding of the Company’s current operating results and provides comparable measures to help investors understand the Company’s future operating results. The non-GAAP measures included in this press release have been reconciled to the comparable GAAP measures, within the attached table, as required under SEC rules regarding the use of non-GAAP financial measures. The Company urges investors to carefully review the GAAP financial information included as part of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

          Ascendant Solutions, Inc. • 16250 Dallas Parkway • Suite 100 • Dallas, Texas 75248 • Telephone: (972) 250-0945

Results of Continuing Operations and Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

	Three Months Ended June 30,
	($ in thousands)
	Healthcare			Real Estate Advisory Services
	2007	2006	$ Change	2007	2006	$ Change
Revenue	$11,143	$10,087	$1,056	$3,042	$2,868	$174
Cost of Sales	7,414	7,202	212	2,010	1,817	193
Gross Profit	3,729	2,885	844	1,032	1,051	(19)
Operating expenses	3,225	3,090	135	756	723	33
Other income	76	3	73	-	100	(100)
Interest income (expense), net	(103)	(86)	(17)	(53)	(106)	53
Minority interests	-	-	-	(2)	(3)	1
Income tax provision	-	-	-	(28)	(28)	-
Discontinued operations	-	230	(230)	-	-	-
Net income (loss)	$477	$(58)	$535	$193	$291	$(98)
Plus:
Interest (income) expense, net	103	86	17	53	106	(53)
Income tax provision	-	-	-	28	28	-
Depreciation and amortization	50	117	(67)	41	70	(29)
Discontinued operations	-	(230)	230	-	-	-
EBITDA	$630	$(85)	$715	$315	$495	$(180)

	Three Months Ended June 30,
	Corporate & Other			Consolidated
	2007	2006	$ Change	2007	2006	$ Change

Revenue	$-	$-	$-	$14,185	$12,955	$1,230
Cost of Sales	-	-	-	9,424	9,019	405
Gross Profit	-	-	-	4,761	3,936	825
Operating expenses	447	294	153	4,428	4,107	321
Equity in income (losses) of equity method investees	(73)	(121)	48	(73)	(121)	48
Other income	1	8	(7)	77	111	(34)
Interest income (expense), net	(13)	(3)	(10)	(169)	(195)	26
Minority interests	(1)	-	(1)	(3)	(3)	-
Income tax provision	(3)	(3)	-	(31)	(31)	-
Discontinued operations	-	-	-	-	230	(230)
Net income (loss)	$(536)	$(413)	$(123)	$134	$(180)	$314
Plus:
Interest (income) expense, net	$13	$3	$10	$169	$195	$(26)
Income tax provision	3	3	-	31	31	-
Depreciation and amortization	7	6	1	98	193	(95)
Discontinued operations	-	-	-	-	(230)	230
EBITDA	$(513)	$(401)	$(112)	$432	$9	$423

          Ascendant Solutions, Inc. • 16250 Dallas Parkway • Suite 100 • Dallas, Texas 75248 • Telephone: (972) 250-0945

	Six Months Ended June 30,
	($ in thousands)
	Healthcare			Real Estate Advisory Services
	2007	2006	$ Change	2007	2006	$ Change
Revenue	$21,915	$20,048	$1,867	$6,927	$6,532	$395
Cost of Sales	14,541	14,132	409	4,524	3,941	583
Gross Profit	7,374	5,916	1,458	2,403	2,591	(188)
Operating expenses	6,342	6,222	120	1,480	1,672	(192)
Other income	77	4	73	-	100	(100)
Interest income (expense), net	(190)	(169)	(21)	(117)	(211)	94
Minority interests	-	-	-	(10)	(22)	12
Income tax provision	-	-	-	(85)	(73)	(12)
Discontinued operations	-	230	(230)	-	-	-
Net income (loss)	$919	$(241)	$1,160	$711	$713	$(2)
Plus:
Interest (income) expense, net	190	169	21	117	211	(94)
Income tax provision	-	-	-	85	73	12
Depreciation and amortization	149	194	(45)	102	145	(43)
Discontinued operations	-	(230)	230	-	-	-
EBITDA	$1,258	$(108)	$1,366	$1,015	$1,142	$(127)

	Six Months Ended June 30,
	Corporate & Other			Consolidated
	2007	2006	$ Change	2007	2006	$ Change

Revenue	$-	$-	$-	$28,842	$26,580	$2,262
Cost of Sales	-	-	-	19,065	18,073	992
Gross Profit	-	-	-	9,777	8,507	1,270
Operating expenses	803	571	232	8,625	8,465	160
Equity in income (losses) of equity method investees	(139)	(216)	77	(139)	(216)	77
Other income	1	12	(11)	78	116	(38)
Interest income (expense), net	(28)	1	(29)	(335)	(379)	44
Minority interests	(1)	(8)	7	(11)	(30)	19
Income tax provision	(8)	(12)	4	(93)	(85)	(8)
Discontinued operations	-	-	-	-	230	(230)
Net income (loss)	$(978)	$(794)	$(184)	$652	$(322)	$974
Plus:
Interest (income) expense, net	$28	$(1)	$29	$335	$379	$(44)
Income tax provision	8	12	(4)	93	85	8
Depreciation and amortization	13	12	1	264	351	(87)
Discontinued operations	-	-	-	-	(230)	230
EBITDA	$(929)	$(771)	$(158)	$1,344	$263	$1,081

          Ascendant Solutions, Inc. • 16250 Dallas Parkway • Suite 100 • Dallas, Texas 75248 • Telephone: (972) 250-0945

	June 30, 2007 and December 31, 2006 ($ in thousands)
	Healthcare		Real Estate Services		Corporate and Other		Consolidated
	2007	2006	2007	2006	2007	2006	2007	2006

Total assets	$9,229	$7,483	$10,864	$12,363	$608	$1,193	$20,701	$21,039

	June 30,	December 31,
Selected Balance Sheet Data	2007	2006
($ in thousands)
Assets:
Cash and cash equivalents	$2,621	$2,686
Trade accounts receivable, net	5,182	5,339
Inventories, net	3,209	2,832
Working capital (deficit)	3,549	(86)
Equity method investments	222	419
Goodwill	7,299	7,299
Total assets	$20,701	$21,039

Liabilities and Stockholders' Equity:
Accounts payable and accrued liabilities	$5,621	$5,927
Notes payable, current	2,822	6,106
Notes payable, long term	6,366	3,824
Stockholders' equity	$4,934	$4,235

          Ascendant Solutions, Inc. • 16250 Dallas Parkway • Suite 100 • Dallas, Texas 75248 • Telephone: (972) 250-0945